                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                                 ISOMEDIX INC.
                                       TO

                         STERIS ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                               STERIS CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share, and the associated preferred stock purchase rights (together with the rights, the "Shares"), of Isomedix Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)), or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

         By Mail:                          By Overnight Courier:                         By Hand:
    Wall Street Station                 77 Water Street, 4th Floor                    Receive Window
       P.O. Box 1023                        New York, NY 10005                  77 Water Street, 5th Floor
  New York, NY 10268-1023                                                           New York, NY 10005
                                        By Facsimile Transmission:
                                     (for Eligible Institutions Only)
                                          (212) 701-7636 or 7637

                                  For Information Telephone (call collect):
                                              (212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to STERIS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of STERIS Corporation, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares:
                 ---------------------------------------------------------------

Certificate No(s). (if available):
                                  --------------------------------------------

Check ONE box if Shares will be tendered by book-entry transfer:

[ ] The Depository Trust Co.

[ ] Philadelphia Depository Trust Co.

Account Number:
               -----------------------------------------------------------------

Name(s) of Record Holder(s):
                            ---------------------------------------------------

--------------------------------------------------------------------------------
                                  PLEASE PRINT

Address(es):
            --------------------------------------------------------------------
                                                                        ZIP CODE

Company Area Code and Tel. No.:
                               --------------------------------------------

Area Code and Tel. No.:
                       ---------------------------------------------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated: __________ , 1997

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Co. or Philadelphia Depository Trust Co., in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      (Zip Code)

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
           Please Print

Title:
      --------------------------------------------------------------------------

Area Code and Tel. No.:
                       ------------------------------------------------------

Dated:_________, 1997

     NOTE: DO NOT SEND SHARE CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED
           DELIVERY. SHARE CERTIFICATE(S) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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